Filed Pursuant to Rule 433
                                                         File No.: 333-123990-08

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                              NEW ISSUE TERM SHEET
                           $554,316,000 (approximate)
--------------------------------------------------------------------------------


                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $554,316,000 (approximate)

--------------------------------------------------------------------------------

             Securitized Asset Backed Receivables LLC Trust 2006-WM1
                                     Issuer

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                               WMC Mortgage Corp.
                                   Originator

                     Wells Fargo Bank, National Association
                                    Servicer




               Mortgage Pass-Through Certificates, Series 2006-WM1





--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

  Transaction Summary

                                                                      Avg. Life to      Mod. Dur. to
         Expected         Expected Ratings                Interest       Call/              Call/
Class    Amount(1)    (S&P/Moody's/Fitch/DBRS)    Index     Type     Mty(yrs)(2)(3)   Mty(yrs)(2)(3)(4)
-----   -----------   -------------------------   -----   --------   --------------   -----------------
A-1A    140,354,000        AAA/Aaa/AAA/AAA                  ***Not Offered - 144A Private Placement***
A-1B     15,594,000        AAA/Aaa/AAA/AAA         1mL    Floating    2.53 / 2.72        2.25 / 2.36
A-2A    231,653,000        AAA/Aaa/AAA/AAA         1mL    Floating    1.00 / 1.00        0.96 / 0.96
A-2B     92,062,000        AAA/Aaa/AAA/AAA         1mL    Floating    3.00 / 3.00        2.76 / 2.76
A-2C     77,878,000        AAA/Aaa/AAA/AAA         1mL    Floating    6.80 / 7.97        5.69 / 6.38
 M-1     61,708,000         AA/Aa2/AA/AA           1mL    Floating    5.37 / 5.95        4.60 / 4.94
 M-2     37,891,000           A/A2/A/A             1mL    Floating    5.33 / 5.86        4.54 / 4.85
 M-3     10,826,000        A-/A3/A/A (low)         1mL    Floating    5.32 / 5.80        4.51 / 4.79
 B-1     10,104,000   BBB+/Baa1/BBB+/BBB (high)    1mL    Floating    5.32 / 5.75        4.43 / 4.68
 B-2      9,022,000       BBB/Baa2/BBB/BBB         1mL    Floating    5.31 / 5.68        4.38 / 4.59
 B-3      7,578,000   BBB-/Baa3/BBB -/BBB (low)    1mL    Floating    5.31 / 5.59        4.33 / 4.49
 B-4      7,218,000      BB+/Ba1/BB+/BB (high)              ***Not Offered - 144A Private Placement***


                                            Initial Credit
                                             Enhancement
Class   Payment Window to Call/Mty (2)(3)      Level(5)
-----   ---------------------------------   --------------
A-1A
A-1B      03/06 - 03/14 / 03/06 - 08/22            22.75%
A-2A      03/06 - 04/08 / 03/06 - 04/08            22.75%
A-2B      04/08 - 09/10 / 04/08 - 09/10            22.75%
A-2C      09/10 - 03/14 / 09/10 - 09/23            22.75%
 M-1      05/09 - 03/14 / 05/09 - 02/21            14.20%
 M-2      04/09 - 03/14 / 04/09 - 02/20             8.95%
 M-3      04/09 - 03/14 / 04/09 - 07/18             7.45%
 B-1      03/09 - 03/14 / 03/09 - 12/17             6.05%
 B-2      03/09 - 03/14 / 03/09 - 03/17             4.80%
 B-3      03/09 - 03/14 / 03/09 - 06/16             3.75%
 B-4


      (1)     Subject to a variance of plus or minus 5%.
      (2)     Assumes 10% optional clean-up call is exercised.
      (3) Based on 100% of the applicable prepayment assumption. See Summary of Terms.
      (4)     Assumes pricing at par.
      (5)     Includes 2.75% overcollateralization.

The Class A-1B, Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M- 3, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Summary of Terms
--------------------------------------------------------------------------------

Issuer:                          Securitized Asset Backed Receivables LLC Trust
                                 2006-WM1

Depositor:                       Securitized Asset Backed Receivables LLC

Originator:                      WMC Mortgage Corp. ("WMC")

Servicer:                        Wells Fargo Bank,  National Association

Loan Performance Advisor:        MortgageRamp, Inc., a Delaware Corporation

Trustee:                         US Bank, National Association

Lead Manager:                    Barclays Capital Inc.

Securities Administrator:        Wells Fargo Bank,  National Association

Rating Agencies:                 S&P/Moody's/Fitch/DBRS

Offered Certificates:            The Class A-1B, A-2A, A-2B, A-2C, M-1, M-2,
                                 M-3, B-1, B-2 and B-3 certificates.

LIBOR Certificates:              The Class A-1A, Class B-4 certificates and the
                                 Offered Certificates.

Expected Closing Date:           February 28, 2006

Delivery:                        DTC, Euroclear and Clearstream.

Distribution Dates:              The 25th of each month, or if such day is not a
                                 business day, on the next business day,
                                 beginning in March 2006.

Final Distribution Date:         The Distribution Date occurring in December
                                 2035.




--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Due Period:                      With respect to any Distribution Date, the
                                 period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:               With respect to any Distribution Date, the
                                 period commencing on the 16th day of the month preceding the month in which such Distribution
                                 Date occurs (or in the case of the first
                                 Distribution Date, commencing on the Cut-off
                                 Date), and ending on the 15th day of the month in which such Distribution Date occurs.

Interest Accrual Period:         With respect to any Distribution Date, the
                                 period commencing on the immediately preceding
                                 Distribution Date (or, for the initial
                                 Distribution Date, the Closing Date) and ending on the day immediately preceding the current
                                 Distribution Date.

Accrued Interest:                The price to be paid by investors for the
                                 Offered Certificates will not include accrued interest, and therefore will settle flat.

Interest Day Count:              Actual/360

Interest Payment Delay:          Zero days

Cut-off Date:                    February 1, 2006

Tax Status:                      The Offered Certificates will represent
                                 "regular interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as interest rate cap contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered Certificates. You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Eligibility:               The Offered Certificates are expected to be
                                 ERISA eligible. Prospective purchasers should consult their own counsel.

SMMEA Eligibility:               The Offered Certificates are not expected to
                                 constitute "mortgage related securities" for purposes of SMMEA.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Class A Certificate Group:       Either the Class A-1 Certificates or Class A-2
                                 Certificates, as applicable.

Class A-1 Certificates:          Collectively, the Class A-1A and Class A-1B
                                 certificates.

Class A-2 Certificates:          Collectively, the Class A-2A, Class A-2B and
                                 Class A-2C certificates.

Class M Certificates:            Collectively, the Class M-1, Class M-2 and
                                 Class M-3 certificates.

Class B Certificates:            Collectively, the Class B-1, Class B-2, Class
                                 B-3 and Class B-4 certificates.

Mortgage Loans:                  The mortgage loans to be included in the trust
                                 will be primarily adjustable- and fixed-rate sub-prime mortgage loans secured by first-lien and second-lien mortgages or deeds of trust on residential real properties. On the Closing
                                 Date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans as of the Cut-off
                                 Date will be approximately $721,736,085.
                                 Approximately 82.52% of the mortgage loans are adjustable-rate mortgage loans and approximately 17.48% are fixed-rate mortgage loans. Approximately 89.18% of the mortgage loans are first-lien mortgage loans, and approximately 10.82% of the mortgage loans are second-lien mortgage loans. The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the Cut-off Date and no delinquencies, defaults or prepayments with the exception of 30-59 day delinquencies comprising approximately 2.38% of the aggregate scheduled principal balance of the mortgage loans on the Cut-off Date. See the attached collateral descriptions for additional information on the initial mortgage loans as of the Cut-off Date.

Group I Mortgage Loans:          Approximately $201.9 million of mortgage loans
                                 that have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie Mae.

Group II Mortgage Loans:         Approximately $519.9 million of mortgage loans
                                 that may or may not have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie Mae.

Monthly Servicer Advances:       The Servicer will be obligated to advance its
                                 own funds in an amount equal to the aggregate of all payments of principal and interest (net of servicing fees), as applicable, that were due during the related Due Period on the mortgage loans serviced by it and not received by the applicable related determination date.
                                 Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds, liquidation proceeds or subsequent recoveries.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Expense Fee Rate:                The Expense Fee Rate with respect to each
                                 mortgage loan will be a per annum rate equal to the sum of the servicing fee rate and the aggregate fee rate for the securities administrator fee and the loan performance advisor fee.

Pricing Prepayment Speed:        Fixed Rate Mortgage Loans: CPR starting at
                                 approximately 1.533% CPR in month 1 and
                                 increasing to 23% CPR in month 15 (23%/15
                                 increase for each month), and remaining at 23%
                                 CPR thereafter.

                                 ARM Mortgage Loans: 25% CPR.

Credit Enhancement:              The credit enhancement provided for the benefit
                                 of the holders of the certificates consists solely of: (a) the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization; (b) the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and
                                 (c) the allocation of losses to the most subordinate classes of certificates.

Senior Enhancement Percentage:   For any Distribution Date, the percentage
                                 obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B Certificates and (ii) the
                                 Subordinated Amount (in each case after taking into account the distributions of the related
                                 Principal Distribution Amount for that
                                 Distribution Date) by (y) the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date.

Stepdown Date:                   The later to occur of:

                                    (i)    the earlier to occur of:

                                           (a) the Distribution Date in March
                                               2009 and

                                           (b) the Distribution Date following
                                               the Distribution Date on which
                                               the aggregate Class Certificate
                                               Balances of the Class A
                                               Certificates have been reduced
                                               to zero; and

                                    (ii)   the first Distribution Date on which
                                           the Senior Enhancement Percentage
                                           (calculated for this purpose only
                                           after taking into account payments of
                                           principal applied to reduce the
                                           Stated Principal Balance of the
                                           mortgage loans for that Distribution
                                           Date but prior to any applications of
                                           Principal Distribution Amount to the
                                           certificates) is greater than or
                                           equal to the Specified Senior
                                           Enhancement Percentage (approximately
                                           45.50%).

Trigger Event:                   Either a Cumulative Loss Trigger Event or a
                                 Delinquency Trigger Event.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

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Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Delinquency Trigger Event:       With respect to any Distribution Date, the
                                 circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure, mortgage loans related to REO property and mortgage loans where the mortgagor has filed for bankruptcy) and (y) the aggregate unpaid principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds 35.00% of the prior period's
                                 Senior Enhancement Percentage.

Cumulative Loss Trigger Event:   With respect to any Distribution Date, the
                                 circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate Stated Principal
                                 Balance of the mortgage loans as of the Cut-off
                                 Date exceeds certain percentages (as described in the prospectus supplement) with respect to such Distribution Date.

                                 Distribution Date Occurring in         Loss Percentage
                                 March 2008 through February 2009       1.400% for the first month, plus an
                                                                        additional 1/12th  of 1.750% for each
                                                                        month thereafter (e.g., 2.275% in
                                                                        September 2008)

                                 March 2009 through February 2010       3.150% for the first month, plus an
                                                                        additional 1/12th of 1.750% for each
                                                                        month thereafter (e.g., 4.025% in
                                                                        September 2009)

                                 March 2010 through February 2011       4.900% for the first month, plus an
                                                                        additional 1/12th of 1.400% for each
                                                                        month thereafter (e.g., 5.600% in
                                                                        September 2010)

                                 March 2011 through February 2012       6.300% for the first month, plus an
                                                                        additional 1/12th of 0.750% for each
                                                                        month thereafter (e.g., 6.675% in
                                                                        September 2011)

                                 March 2012 and thereafter              7.050%

Sequential Trigger Event:        With respect to any Distribution Date, before
                                 the 25th Distribution Date, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate
                                 Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds 1.400%, or if, on or after the 25th Distribution Date, a Trigger Event is in effect.

Optional Clean-up Call:          The majority Class X certificateholders may, at
                                 their option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated
                                 Principal Balance of the mortgage loans, as of the last day of the related due period, is equal to or less than 10% of the aggregate
                                 Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Swap Provider:                   Barclays Bank PLC, as Swap Provider, is a bank
                                 authorized and regulated by the United
                                 Kingdom's Financial Services Authority and is a member of the London Stock Exchange. Barclays
                                 Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays Bank PLC is rated AA+ by Fitch, AA by
                                 S&P and Aa1 by Moody's.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Swap Agreement:                  On the Closing Date, the Trustee will enter
                                 into a Swap Agreement with an initial notional amount of approximately $721,736,085. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to [5.040]% per annum on the notional amount as set forth in the Swap
                                 Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap
                                 Provider, until the Swap Agreement is
                                 terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment"). See the attached schedule. Generally, the Net Swap Payment will be deposited into a swap account (the "Swap
                                 Account") by the swap a dministrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination
                                 Payment ") to the other party (regardless of which party caused the termination). The Swap
                                 Termination Payment will be computed in
                                 accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to
                                 Certificateholders.

Credit Enhancement Percentage:       Initial Credit            Target Credit
                                      Enhancement               Enhancement
                                 --------------------        -----------------
                                    Class A:    22.75%       Class A:   45.50%
                                    Class M-1:  14.20%       Class M-1: 28.40%
                                    Class M-2:   8.95%       Class M-2: 17.90%
                                    Class M-3:   7.45%       Class M-3: 14.90%
                                    Class B-1:   6.05%       Class B-1: 12.10%
                                    Class B-2:   4.80%       Class B-2:  9.60%
                                    Class B-3:   3.75%       Class B-3:  7.50%
                                    Class B-4:   2.75%       Class B-4:  5.50%

Step-up Coupons:                 For all LIBOR Certificates the interest rate
                                 will increase after the Optional Clean-up Call date, should the call not be exercised. At that time, the Class A fixed margins will be 2x their respective initial fixed margins and the Class M and Class B fixed margins will be 1.5x their respective initial fixed margins.

Class A-1A certificates Pass-    The Class A-1A certificates will accrue
Through Rate:                    interest at a per annum rate equal to the
                                 lesser of:

                                    (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (ii)   the Group I Loan Cap.



Class A-1B certificates Pass-    The Class A-1B certificates will accrue
Through Rate:                    interest at a per annum rate equal to the
                                 lesser of:

                                    (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (ii)   the Group I Loan Cap.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Class A-2A certificates          The Class A-2A certificates will accrue
Pass-Through Rate:               interest at a per annum rate equal to the
                                 lesser of:

                                    (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (ii)   the Group II Loan Cap.

Class A-2B certificates          The Class A-2B certificates will accrue
Pass-Through Rate:               interest at a per annum rate equal to the
                                 lesser of:

                                    (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (ii)   the Group II Loan Cap.

Class A-2C certificates          The Class A-2C certificates will accrue
Pass-Through Rate:               interest at a per annum rate equal to the
                                 lesser of:

                                    (iii)  one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (iv)   the Group II Loan Cap.

Class M-1 Pass-Through Rate:     The Class M-1 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (ii)   the Pool Cap.

Class M-2 Pass-Through Rate:     The Class M-2 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable and

                                    (ii)   the Pool Cap.

Class M-3 Pass-Through Rate:     The Class M-3 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (ii)   the Pool Cap.

Class B-1 Pass-Through Rate:     The Class B-1 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (ii)   the Pool Cap.

Class B-2 Pass-Through Rate:     The Class B-2 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (ii)   the Pool Cap.

Class B-3 Pass-Through Rate:     The Class B-3 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (ii)   the Pool Cap.

Class B-4 Pass-Through Rate:     The Class B-4 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (iii)  one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (iv)   the Pool Cap.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Group I Loan Cap:                Product of:

                                    (i)    (a) the weighted average of the
                                           mortgage rates for the Group I
                                           Mortgage Loans (in each case, less
                                           the applicable Expense Fee Rate) then
                                           in effect on the beginning of the
                                           related Due Period, minus (b) the
                                           product of (x) the Net Swap Payment
                                           plus any Swap Termination Payment
                                           (other than a Defaulted Swap
                                           Termination Payment) made to the Swap
                                           Provider, if any, expressed as a
                                           percentage, equal to a fraction, the
                                           numerator of which is equal to the
                                           Net Swap Payment made to the Swap
                                           Provider and the denominator of which
                                           is equal to the aggregate principal
                                           balance of the Mortgage Loans (the
                                           "Net Swap Payment Rate") and (y) 12.

                                    (ii)   a fraction, the numerator of which is
                                           30 and the denominator of which is
                                           the actual number of days in the
                                           related Interest Accrual Period.

 Group II Loan Cap:              Product of:

                                    (i)    (a) the weighted average of the
                                           mortgage rates for the Group II
                                           Mortgage Loans (in each case, less
                                           the applicable Expense Fee Rate) then
                                           in effect on the beginning of the
                                           related Due Period, minus (b) the
                                           product of (x) the Net Swap Payment
                                           plus any Swap Termination Payment
                                           (other than a Defaulted Swap
                                           Termination Payment) made to the Swap
                                           Provider, if any, expressed as a
                                           percentage, equal to a fraction, the
                                           numerator of which is equal to the
                                           Net Swap Payment made to the Swap
                                           Provider and the denominator of which
                                           is equal to the aggregate principal
                                           balance of the Mortgage Loans (the
                                           "Net Swap Payment Rate") and (y) 12.

                                    (ii)   a fraction, the numerator of which is
                                           30 and the denominator of which is
                                           the actual number of days in the
                                           related Interest Accrual Period.

Pool Cap:                        The weighted average of (a) Group I Loan Cap
                                 and (b) Group II Loan Cap weighted on the basis of the related Group Subordinate Amount.

Group Subordinate Amount:        For any Distribution Date,

                                    (i)    for the Group I Mortgage Loans, will
                                           be equal to the excess of the
                                           aggregate principal balance of the
                                           Group I Mortgage Loans as of the
                                           beginning of the related Due Period
                                           over the Class Certificate Balance of
                                           the Class A-1 Certificates
                                           immediately prior to such
                                           Distribution Date and

                                    (ii)   for the Group II Mortgage Loans, will
                                           be equal to the excess of the
                                           aggregate principal balance of the
                                           Group II Mortgage Loans as of the
                                           beginning of the related Due Period
                                           over the Class Certificate Balance of
                                           the Class A-2 Certificates
                                           immediately prior to such
                                           Distribution Date.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Basis Risk Carry Forward         On any Distribution Date and for any class of
Amount:                          LIBOR Certificates is the sum of:

                                 (x)  the excess of:

                                      (i)  the amount of interest that class of
                                           certificates would have been entitled
                                           to receive on that Distribution Date
                                           had the Pass-Through Rate not been
                                           subject to the Group I Loan Cap, the
                                           Group II Loan Cap or the Pool Cap, as
                                           applicable, over

                                      (ii) the amount of interest that class of
                                           certificates are entitled to receive
                                           on that Distribution Date based on
                                           the Group I Loan Cap, the Group II
                                           Loan Cap or the Pool Cap, as
                                           applicable, and

                                 (y)  the unpaid portion of any such excess
                                      described in clause (x) from prior
                                      Distribution Dates (and related accrued
                                      interest at the then applicable
                                      Pass-Through Rate on that class of
                                      certificates, without giving effect to the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable).

 Interest Distributions on the   On each Distribution Date, distributions from
 LIBOR Certificates:             available funds will be allocated as follows:

                                    (i)    to the Swap Account, net swap
                                           payments and certain swap termination
                                           payments owed to the Swap Provider,
                                           if any;

                                    (ii)   from the Interest Remittance Amount
                                           attributable to the Group I Mortgage
                                           Loans according to the related
                                           Accrued Certificate Interest and any
                                           unpaid interest shortfall amounts for
                                           such class, as applicable, first, pro
                                           rata to the Class A-1 Certificates
                                           and second, pro rata to the Class A-2
                                           Certificates;

                                    (iii)  from the Interest Remittance Amount
                                           attributable to the Group II Mortgage
                                           Loans according to the related
                                           Accrued Certificate Interest and any
                                           unpaid interest shortfall amounts for
                                           such class, as applicable, first, pro
                                           rata to the Class A-2 Certificates
                                           and second, pro rata to the Class A-1
                                           Certificates;

                                    (iv)   from any remaining Interest
                                           Remittance Amounts to the Class M-1
                                           certificates, their Accrued
                                           Certificate Interest;

                                    (v)    from any remaining Interest
                                           Remittance Amounts to the Class M-2
                                           certificates, their Accrued
                                           Certificate Interest;

                                    (vi)   from any remaining Interest
                                           Remittance Amounts to the Class M-3
                                           certificates, their Accrued
                                           Certificate Interest;

                                    (vii)  from any remaining Interest
                                           Remittance Amounts to the Class B-1
                                           certificates, their Accrued
                                           Certificate Interest;

                                    (viii) from any remaining Interest
                                           Remittance Amounts to the Class B-2
                                           certificates, their Accrued
                                           Certificate Interest;

                                    (ix)   from any remaining Interest
                                           Remittance Amounts to the Class B-3
                                           certificates, their Accrued
                                           Certificate Interest; and

                                    (x)    from any remaining Interest
                                           Remittance Amounts to the Class B-4
                                           certificates, their Accrued
                                           Certificate Interest.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Principal Distribution on the    On each Distribution Date (a) prior to the
LIBOR Certificates:              Stepdown Date or (b) on which a Trigger Event
                                 is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                    (i)    to the Class A Certificates,
                                           allocated between the Class A
                                           Certificates as described below,
                                           until their Class Certificate
                                           Balances have been reduced to zero;

                                    (ii)   to the Class M-1 certificates, until
                                           their Class Certificate Balance has
                                           been reduced to zero;

                                    (iii)  to the Class M-2 certificates, until
                                           their Class Certificate Balance has
                                           been reduced to zero;

                                    (iv)   to the Class M-3 certificates, until
                                           their Class Certificate Balance has
                                           been reduced to zero;

                                    (v)    to the Class B-1 certificates, until
                                           their Class Certificate Balance has
                                           been reduced to zero;

                                    (vi)   to the Class B-2 certificates, until
                                           their Class Certificate Balance has
                                           been reduced to zero;

                                    (vii)  to the Class B-3 certificates, until
                                           their Class Certificate Balance has
                                           been reduced to zero; and

                                    (viii) to the Class B-4 certificates, until
                                           their Class Certificate Balance has
                                           been reduced to zero.

                                 On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

                                    (i)    to the Class A Certificates, the
                                           lesser of the Principal Distribution
                                           Amount and the Class A Principal
                                           Distribution Amount, allocated
                                           between the Class A Certificates as
                                           described below, until their Class
                                           Certificate Balances have been
                                           reduced to zero;

                                    (ii)   to the Class M-1 certificates, the
                                           lesser of the remaining Principal
                                           Distribution Amount and the Class M-1
                                           Principal Distribution Amount, until
                                           their Class Certificate Balance has
                                           been reduced to zero;

                                    (iii)  to the Class M-2 certificates, the
                                           lesser of the remaining Principal
                                           Distribution Amount and the Class M-2
                                           Principal Distribution Amount, until
                                           their Class Certificate Balance has
                                           been reduced to zero;

                                    (iv)   to the Class M-3 certificates, the
                                           lesser of the remaining Principal
                                           Distribution Amount and the Class M-3
                                           Principal Distribution Amount, until
                                           their Class Certificate Balance has
                                           been reduced to zero;

                                    (v)    to the Class B-1 certificates, the
                                           lesser of the remaining Principal
                                           Distribution Amount and the Class B-1
                                           Principal Distribution Amount, until
                                           their Class Certificate Balance has
                                           been reduced to zero;

                                    (vi)   to the Class B-2 certificates, the
                                           lesser of the remaining Principal
                                           Distribution Amount and the Class B-2
                                           Principal Distribution Amount, until
                                           their Class Certificate Balance has
                                           been reduced to zero;

                                    (vii)  to the Class B-3 certificates, the
                                           lesser of the remaining Principal
                                           Distribution Amount and the Class B-3
                                           Principal Distribution Amount, until
                                           their Class Certificate Balance has
                                           been reduced to zero; and

                                    (viii) to the Class B-4 certificates, the
                                           lesser of the remaining Principal
                                           Distribution Amount and the Class B-4
                                           Principal Distribution Amount, until
                                           their Class Certificate Balance has
                                           been reduced to zero.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Allocation of Principal          All principal distributions to the holders of
Payments to Class A              the Class A Certificates on any Distribution
Certificates:                    Date will be allocated concurrently between the
                                 Class A-1 Certificates and the Class A-2
                                 Certificates, based on the Class A Principal
                                 Allocation Percentage for the Class A-1
                                 Certificates and the Class A-2 Certificates, as applicable. However, if the Class Certificate
                                 Balances of the Class A Certificates in any Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A
                                 Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution
                                 Dates, will be distributed to the holders of the Class A Certificates in the other Class A
                                 Certificate Group pro rata on the remaining outstanding balances, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Class A-1 Certificates will be made first from payments relating to the Group
                                 I Mortgage Loans, and any payments of principal to the Class A-2 Certificates will be made first from payments relating to the Group II
                                 Mortgage Loans.

                                 Any principal distributions allocated to the Class A-1 Certificates are required to be distributed pro rata between the Class A-1A Certificates and the Class A-1B Certificates, with the exception that if a Sequential Trigger Event is in effect, principal distributions will be distributed first, to the Class A-1A Certificates, and second, to the Class A-1B Certificates in each case until their Class Certificate balance has been reduced to zero.

                                 Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A-1 Certificates will be distributed pro rata among Class A-1A and Class A-1B certificates, and Class A-2 Certificates will be distributed pro rata among the Class A-2A, Class A-2B and Class A-2C certificates.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Cap Provider:                    Barclays Bank PLC, as Cap Provider, is a bank
                                 authorized and regulated by the United
                                 Kingdom's Financial Services Authority and is a member of the London Stock Exchange. Barclays
                                 Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays Bank PLC is rated AA+ by Fitch, AA by
                                 S&P and Aa1 by Moody's.

Interest Rate Cap Agreements:    The LIBOR Certificates (other than the Class
                                 A-1 Certificates and the Class A-2
                                 Certificates) will have the benefit of two
                                 Interest Rate Cap Agreements provided by the
                                 Cap Provider. All obligations of the trust under the Interest Rate Cap Agreements will be paid on or prior to the Closing Date.

Class M Interest Rate Cap        The Class M Certificates will have the benefit
                                 of an interest rate cap agreement (the "Class M
                                 Agreement: Interest Rate Cap Agreement"), with an initial notional amount of $11,042,500 provided by the Cap Provider. In connection with the first 38 Distribution Dates, the Cap
                                 Provider will be obligated under the Class M
                                 Interest Rate Cap Agreement to pay to the trustee, for deposit into the Excess Reserve
                                 Fund Account, an amount equal to the product of
                                 (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate and (ii) a cap ceiling rate of 10.090% over a specified cap strike rate (ranging from 8.280% to 10.090%), and (b) the product of the Class M notional balance and the index rate multiplier set forth in the attached Interest Rate Cap
                                 Schedule for that Distribution Date, based on an "actual/360" basis. The Cap Provider's obligations under the Class M Interest Rate Cap
                                 Agreement will terminate following the
                                 Distribution Date in April 2009.

Class B Interest Rate Cap        The Class B Certificates will have the benefit
                                 of an interest rate cap agreement (the "Class B
                                 Agreement: Interest Rate Cap Agreement"), with an initial notional amount of $3,392,200 provided by the Cap Provider. In connection with the first 38 Distribution Dates, the Cap
                                 Provider will be obligated under the Class B
                                 Interest Rate Cap Agreement to pay to the trustee, for deposit into the Excess Reserve
                                 Fund Account, an amount equal to the product of
                                 (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate and (ii) a cap ceiling rate of 9.250%, over a specified cap strike rate (ranging from 7.440% to 9.250%), and (b) the product of the Class B notional balance and the index rate multiplier set forth in the attached Interest Rate Cap
                                 Schedule for that Distribution Date, based on an "actual/360" basis. The Cap Provider's obligations under the Class B Interest Rate Cap
                                 Agreement will terminate following the
                                 Distribution Date in April 2009.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Allocation of Net Monthly        For any Distribution Date, any Net Monthly
Excess Cash Flow:                Excess Cash Flow shall be paid as follows:

                                 (a) to the holders of the Class M-1
                                     certificates, any Unpaid Interest Amount;

                                 (b) to the holders of the Class M-1
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                 (c) to the holders of the Class M-2
                                     certificates, any Unpaid Interest Amount;

                                 (d) to the holders of the Class M-2
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                 (e) to the holders of the Class M-3
                                     certificates, any Unpaid Interest Amount;

                                 (f) to the holders of the Class M-3
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                 (g) to the holders of the Class B-1
                                     certificates, any Unpaid Interest Amount;

                                 (h) to the holders of the Class B-1
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                 (i) to the holders of the Class B-2
                                     certificates, any Unpaid Interest Amount;

                                 (j) to the holders of the Class B-2
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                 (k) to the holders of the Class B-3
                                     certificates, any Unpaid Interest Amount;

                                 (l) to the holders of the Class B-3
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                 (m) to the holders of the Class B-4
                                     certificates, any Unpaid Interest Amount;

                                 (n) to the holders of the Class B-4
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                 (o) to the Excess Reserve Fund Account, the
                                     amount of any Basis Risk Payment for that Distribution Date;

                                 (p) (i) from any Class M Interest Rate Cap
                                     Agreement payment on deposit in the Excess
                                     Reserve Fund Account with respect to that Distribution Date, an amount equal to any unpaid remaining Basis Risk Carry Forward Amount with respect to the Class M Certificates for that Distribution Date, allocated (a) first, among the Class M-1, Class M-2 and Class M-3 certificates, pro rata, based upon their respective Class Certificate Balances only with respect to those Class M Certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, any remaining amounts to the Class M-1, Class M-2 and Class M-3 certificates, pro rata, based on any Basis Risk Carry Forward Amounts remaining unpaid, in order to reimburse such unpaid amounts, and (ii) from any Class B Interest Rate Cap Agreement payment on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any unpaid remaining Basis Risk Carry Forward Amount with respect to the Class B Certificates for that Distribution Date, allocated (a) first, among the Class B-1, Class B-2 Class B-3 and Class B-4 certificates, pro rata, based upon their respective Class Certificate Balances only with respect to those Class B Certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, any remaining amounts to the Class B-1, Class B-2 Class B-3 and Class B-4 certificates, pro rata, based on any Basis Risk Carry Forward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

                                 (q) from funds on deposit in the Excess Reserve
                                     Fund Account (not including any Interest
                                     Rate Cap Agreement payment included in that account) with respect to that Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that Distribution Date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates except that the Class A Certificates will be paid
                                     (a) first, pro rata, based upon their
                                     respective Class Certificate Balances only with respect to those Class A Certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, pro rata based on any outstanding Basis Risk Carry Forward Amount remaining unpaid;

                                 (r) to the Swap Account, the amount of any
                                     Defaulted Swap Termination Payment;

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Allocation of Net Monthly        (s) to the Class X certificates, those amounts
Excess Cash Flow (cont'd):           as described in the pooling and servicing
                                     agreement;

                                 (t) to the holders of the Class R certificates,
                                     any remaining amount;

                                 (u) to the extent not paid from available
                                     funds, from the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued and unpaid interest from a prior Distribution Date, to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class M Certificates sequentially, and then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class B Certificates sequentially;

                                 (v) to the extent not paid from available
                                     funds, from the Swap Account, to pay the Basis Risk Carry Forward Amount on the Class A, Class M Certificates and Class B Certificates remaining unpaid in the same order of priority as interest distributions on the LIBOR certificates;

                                 (w) to the extent not paid from available
                                     funds, from the Swap Account, to pay any principal on the Class A Certificates, on the Class M Certificates and on the Class B Certificates, in accordance with the principal payment provisions described above (under "Principal Distributions on the LIBOR Certificates") in an amount necessary to maintain the applicable Specified Subordinated Amount;

                                 (x) to the extent not paid from available
                                     funds, from the Swap Account, to pay any Unpaid Realized Loss Amounts remaining on the Class M Certificates and Class B Certificates, sequentially; and

                                 (y) to the extent not paid from available
                                     funds, from the Swap Account, any remaining amounts to be distributed to the Class X as described in the pooling and servicing agreement.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Interest Remittance Amount:      With respect to any Distribution Date and the
                                 mortgage loans in a loan group, that portion of available funds attributable to interest relating to mortgage loans in that mortgage loan group.

Accrued Certificate Interest:    For each class of LIBOR Certificates on any
                                 Distribution Date, the amount of interest accrued during the related Interest Accrual
                                 Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil
                                 Relief Act or any similar state statute.

Principal Distribution Amount:   For each Distribution Date will equal the sum
                                 of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra
                                 Principal Distribution Amount for that
                                 Distribution Date.

Basic Principal Distribution     With respect to any Distribution Date, the
Amount:                          excess of (i) the aggregate Principal
                                 Remittance Amount for that Distribution Date over (ii) the Excess Subordinated Amount, if any, for that Distribution Date.

Net Monthly Excess Cash Flow:    Available Funds remaining after the amount
                                 necessary to make all payments of interest and principal to the LIBOR certificates.

Extra Principal Distribution     As of any Distribution Date, the lesser of (x)
Amount:                          the Total Monthly Excess Spread for that
                                 Distribution Date and (y) the Subordination
                                 Deficiency, if any, for that Distribution Date.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Total Monthly Excess Spread:     As to any Distribution Date equals the excess,
                                 if any, of (x) the interest on the mortgage loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Servicer
                                 Remittance Date, net of the servicing fee, the trustee fee, the Loan Performance Advisor fee and the Mortgage Insurer fee, over (y) the sum of the amount paid as interest to the Certificates at their respective Pass-Through
                                 Rates and any Net Swap Payment to Swap
                                 Provider.

Subordinated Amount:             With respect to any Distribution Date, the
                                 excess, if any, of (a) the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution
                                 Date) over (b) the aggregate Class Certificate
                                 Balance of the LIBOR Certificates as of that date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date).

Specified Subordinated Amount:   Prior to the Stepdown Date, an amount equal to
                                 2.75% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.
                                 On and after the Stepdown Date, an amount equal to 5.50% of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date), subject to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date;
                                 provided, however, that if, on any Distribution
                                 Date, a Trigger Event exists, the Specified
                                 Subordinated Amount will not be reduced to the applicable percentage of the then Stated
                                 Principal Balance of the mortgage loans but instead remain the same as the prior period's
                                 Specified Subordinated Amount until the
                                 Distribution Date on which a Trigger Event no longer exists. When the Class Certificate
                                 Balance of each class of LIBOR Certificates has been reduced to zero, the Specified
                                 Subordinated Amount will thereafter equal zero.

Excess Subordinated Amount:      With respect to any Distribution Date, the
                                 excess, if any, of (a) the Subordinated Amount on that Distribution Date over (b) the Specified Subordinated Amount.

Subordination Deficiency:        With respect to any Distribution Date, the
                                 excess, if any, of (a) the Specified
                                 Subordinated Amount for that Distribution Date over (b) the Subordinated Amount for that Distribution Date.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Principal Remittance Amount:     With respect to any Distribution Date, to the
                                 extent of funds available as described in the prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due
                                 Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due
                                 Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related Servicer remittance date; (ii) all full and partial principal prepayments on mortgage loans received during the related Prepayment Period;
                                 (iii) all net liquidation proceeds,
                                 condemnation proceeds, insurance proceeds and subsequent recoveries received on the mortgage loans and allocable to principal; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior Distribution Date through the business day prior to the current Distribution
                                 Date; (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date;
                                 and (vi) the allocable portion of the proceeds received with respect to the Optional Clean-up
                                 Call (to the extent they relate to principal).

 Class A Principal Allocation    For any Distribution Date is the percentage
 Percentage:                     equivalent of a fraction, determined as
                                 follows:

                                 (1)   with respect to the Class A-1
                                       Certificates, a fraction, the numerator
                                       of which is the portion of the Principal
                                       Remittance Amount for that Distribution
                                       Date that is attributable to the
                                       principal received or advanced on the
                                       Group I Mortgage Loans and the
                                       denominator of which is the Principal
                                       Remittance Amount for that Distribution
                                       Date; and

                                 (2)   with respect to the Class A-2
                                       Certificates, a fraction, the numerator
                                       of which is the portion of the Principal
                                       Remittance Amount for that Distribution
                                       Date that is attributable to the
                                       principal received or advanced on the
                                       Group II Mortgage Loans and the
                                       denominator of which is the Principal
                                       Remittance Amount for that Distribution
                                       Date.


Class A Principal Distribution   For any Distribution Date is the excess of (a)
Amount:                          the aggregate Class Certificate Balance of the
                                 Class A Certificates immediately prior to that Distribution Date over (b) the lesser of (x) approximately 54.50% of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $3,608,680.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Class M-1 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date) and (b) the Class Certificate Balance of the Class M-1 certificates immediately prior to that Distribution Date over (ii) the lesser of
                                 (a) approximately 71.60% of the aggregate
                                 Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over $3,608,680.

Class M-2 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date) and (c) the Class Certificate Balance of the Class M-2 certificates immediately prior to that Distribution Date over (ii) the lesser of
                                 (a) approximately 82.10% of the aggregate
                                 Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over $3,608,680.

Class M-3 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (c) the Class Certificate Balance of the Class
                                 M-2 certificates (after taking into account distribution of the Class M-2 Principal
                                 Distribution Amount on that Distribution Date) and (d) the Class Certificate Balance of the Class M-3 certificates immediately prior to that Distribution Date over (ii) the lesser of
                                 (a) approximately 85.10% of the aggregate
                                 Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over $3,608,680.

Class B-1 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (c) the Class Certificate Balance of the Class
                                 M-2 certificates (after taking into account distribution of the Class M-2 Principal
                                 Distribution Amount on that Distribution Date),
                                 (d) the Class Certificate Balance of the Class
                                 M-3 certificates (after taking into account distribution of the Class M-3 Principal
                                 Distribution Amount on that Distribution Date) and (e) the Class Certificate Balance of the Class B-1 certificates immediately prior to that Distribution Date over (ii) the lesser of
                                 (a) approximately 87.90% of the aggregate
                                 Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over $3,608,680.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Class B-2 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (c) the Class Certificate Balance of the Class
                                 M-2 certificates (after taking into account distribution of the Class M-2 Principal
                                 Distribution Amount on that Distribution Date),
                                 (d) the Class Certificate Balance of the Class
                                 M-3 certificates (after taking into account distribution of the Class M-3 Principal
                                 Distribution Amount on that Distribution Date),
                                 (e) the Class Certificate Balance of the Class
                                 B-1 certificates (after taking into account distribution of the Class B-1 Principal
                                 Distribution Amount on that Distribution Date), and (f) the Class Certificate Balance of the Class B-2 certificates immediately prior to that Distribution Date over (ii) the lesser of
                                 (a) approximately 90.40% of the aggregate
                                 Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over $3,608,680.

Class B-3 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (c) the Class Certificate Balance of the Class
                                 M-2 certificates (after taking into account distribution of the Class M-2 Principal
                                 Distribution Amount on that Distribution Date),
                                 (d) the Class Certificate Balance of the Class
                                 M-3 certificates (after taking into account distribution of the Class M-3 Principal
                                 Distribution Amount on that Distribution Date),
                                 (e) the Class Certificate Balance of the Class
                                 B-1 certificates (after taking into account distribution of the Class B-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (f) the Class Certificate Balance of the Class
                                 B-2 certificates (after taking into account distribution of the Class B-2 Principal
                                 Distribution Amount on that Distribution Date) and (g) the Class Certificate Balance of the Class B-3 certificates immediately prior to that Distribution Date over (ii) the lesser of
                                 (a) approximately 92.50% of the aggregate
                                 Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over $3,608,680.

Class B-4 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (c) the Class Certificate Balance of the Class
                                 M-2 certificates (after taking into account distribution of the Class M-2 Principal
                                 Distribution Amount on that Distribution Date),
                                 (d) the Class Certificate Balance of the Class
                                 M-3 certificates (after taking into account distribution of the Class M-3 Principal
                                 Distribution Amount on that Distribution Date),
                                 (e) the Class Certificate Balance of the Class
                                 B-1 certificates (after taking into account distribution of the Class B-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (f) the Class Certificate Balance of the Class
                                 B-2 certificates (after taking into account distribution of the Class B-2 Principal
                                 Distribution Amount on that Distribution Date),
                                 (g) the Class Certificate Balance of the Class
                                 B-3 certificates (after taking into account distribution of the Class B-3 Principal
                                 Distribution Amount on that Distribution Date) and (h) the Class Certificate Balance of the Class B-4 certificates immediately prior to that Distribution Date over (ii) the lesser of
                                 (a) approximately 94.50% of the aggregate
                                 Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over $3,608,680.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------



                           Interest Rate Cap Schedules


                             Class M Cap Notional Balance                                    Class B Cap Notional Balance
                    ------------------------------------------------------     -----------------------------------------------------
                                                               Index Rate                                                Index Rate
Distribution Date   Balance (%)     Strike (%)   Ceiling (%)   Mulitiplier     Balance (%)    Strike (%)   Ceiling (%)   Mulitiplier
-----------------   -------------   ----------   -----------   -----------     ------------   ----------   -----------   -----------
       March 2006   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
       April 2006   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
         May 2006   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
        June 2006   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
        July 2006   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
      August 2006   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
   September 2006   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
     October 2006   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
    November 2006   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
    December 2006   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
     January 2007   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
    February 2007   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
       March 2007   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
       April 2007   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
         May 2007   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
        June 2007   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
        July 2007   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
      August 2007   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
   September 2007   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
     October 2007   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
    November 2007   11,042,500.00        8.280        10.090         10.00     3,392,200.00        7.440         9.250         10.00
    December 2007   11,042,500.00        8.570        10.090         10.00     3,392,200.00        7.730         9.250         10.00
     January 2008   11,042,500.00        8.280        10.090         10.00     3,392,200.00        7.440         9.250         10.00
    February 2008   11,042,500.00        8.280        10.090         10.00     3,392,200.00        7.440         9.250         10.00
       March 2008   11,042,500.00        8.881        10.090         10.00     3,392,200.00        8.041         9.250         10.00
       April 2008   11,042,500.00        8.293        10.090         10.00     3,392,200.00        7.453         9.250         10.00
         May 2008   11,042,500.00        9.303        10.090         10.00     3,392,200.00        8.463         9.250         10.00
        June 2008   11,042,500.00        8.989        10.090         10.00     3,392,200.00        8.149         9.250         10.00
        July 2008   11,042,500.00        9.302        10.090         10.00     3,392,200.00        8.462         9.250         10.00
      August 2008   11,042,500.00        8.989        10.090         10.00     3,392,200.00        8.149         9.250         10.00
   September 2008   11,042,500.00        8.990        10.090         10.00     3,392,200.00        8.150         9.250         10.00
     October 2008   11,042,500.00        9.360        10.090         10.00     3,392,200.00        8.520         9.250         10.00
    November 2008   11,042,500.00        9.817        10.090         10.00     3,392,200.00        8.977         9.250         10.00
    December 2008   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
     January 2009   11,042,500.00        9.816        10.090         10.00     3,392,200.00        8.976         9.250         10.00
    February 2009   11,042,500.00        9.815        10.090         10.00     3,392,200.00        8.975         9.250         10.00
       March 2009   11,042,500.00       10.090        10.090         10.00     3,392,200.00        9.250         9.250         10.00
       April 2009   11,042,500.00        9.842        10.090         10.00     2,989,874.30        9.002         9.250         10.00
         May 2009               -            -             -             -               -            -             -             -


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   February 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM1
--------------------------------------------------------------------------------


                         Swap Notional Schedule

       Accrual Start Date   Pay date     Swap Notional Schedule
       ------------------   ----------   ----------------------
       2/28/2006            3/25/2006           $721,736,085.03
       3/25/2006            4/25/2006           $706,072,512.28
       4/25/2006            5/25/2006           $689,644,547.72
       5/25/2006            6/25/2006           $674,719,585.18
       6/25/2006            7/25/2006           $659,959,368.73
       7/25/2006            8/25/2006           $645,359,015.15
       8/25/2006            9/25/2006           $630,797,940.10
       9/25/2006            10/25/2006          $616,508,972.80
       10/25/2006           11/25/2006          $602,370,284.15
       11/25/2006           12/25/2006          $588,380,368.21
       12/25/2006           1/25/2007           $574,539,333.76
       1/25/2007            2/25/2007           $560,869,163.96
       2/25/2007            3/25/2007           $547,522,663.91
       3/25/2007            4/25/2007           $534,492,193.56
       4/25/2007            5/25/2007           $521,770,292.80
       5/25/2007            6/25/2007           $509,261,332.32
       6/25/2007            7/25/2007           $497,137,054.55
       7/25/2007            8/25/2007           $485,299,951.72
       8/25/2007            9/25/2007           $473,529,399.98
       9/25/2007            10/25/2007          $455,491,112.38
       10/25/2007           11/25/2007          $121,441,995.59
       11/25/2007           12/25/2007          $118,674,918.49
       12/25/2007           1/25/2008           $115,970,412.95
       1/25/2008            2/25/2008           $113,327,069.91
       2/25/2008            3/25/2008           $110,743,511.97
       3/25/2008            4/25/2008           $108,218,392.71
       4/25/2008            5/25/2008           $105,750,395.98
       5/25/2008            6/25/2008           $103,338,235.19
       6/25/2008            7/25/2008           $100,980,652.65
       7/25/2008            8/25/2008            $98,676,418.98
       8/25/2008            9/25/2008            $96,424,332.38
       9/25/2008            10/25/2008           $90,700,703.12
       10/25/2008           11/25/2008           $77,901,973.22
       11/25/2008           12/25/2008           $76,142,800.59
       12/25/2008           1/25/2009            $74,422,956.72
       1/25/2009            2/25/2009            $72,741,567.56
       2/25/2009            3/25/2009            $71,097,778.39
       3/25/2009            4/25/2009            $69,490,753.43
       4/25/2009            5/25/2009            $67,919,675.38
       5/25/2009            6/25/2009            $66,383,745.13
       6/25/2009            7/25/2009            $64,882,181.17
       7/25/2009            8/25/2009            $63,414,219.36
       8/25/2009            9/25/2009            $61,979,112.50
       9/25/2009            10/25/2009           $60,576,129.95
       10/25/2009           11/25/2009           $59,204,557.20
       11/25/2009           12/25/2009           $57,863,695.63
       12/25/2009           1/25/2010            $56,552,862.07
       1/25/2010            2/25/2010            $55,271,388.53
       2/25/2010            3/25/2010            $54,018,621.76
       3/25/2010            4/25/2010            $52,793,923.07
       4/25/2010            5/25/2010            $51,596,667.84
       5/25/2010            6/25/2010            $50,426,245.36
       6/25/2010            7/25/2010            $49,282,058.40
       7/25/2010            8/25/2010            $48,163,523.06
       8/25/2010            9/25/2010            $46,885,608.16
       9/25/2010            10/25/2010           $42,751,453.36
       10/25/2010           11/25/2010                        -


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL COMPANY LOGO]